CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation in the Registration Statement on Form SB-2 of our report dated May 26, 2005 relating to the financial statements of Decor Systems, Inc. and to the reference to this firm under the caption "Experts" in the Prospectus.



/s/ Alan K. Geer, PA
Alan K. Geer, PA
Tampa, Florida


June 28, 2005